UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 22, 2012

TRIUS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34828	20-1320630
(State of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

6310 Nancy Ridge Drive, Suite 105 San Diego, CA		92121
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (858) 452-0370

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Our 2012 Annual Meeting of Stockholders was held on May 22, 2012. We had 38,669,365 shares of common stock outstanding and entitled to vote as of April 9, 2012, the record date for the Annual Meeting. At the Annual Meeting, 34,181,899 shares of common stock were present in person or represented by proxy for the two proposals specified below.

At the Annual Meeting, stockholders:

(1) elected David S. Kabakoff, Ph.D., Risa Stack, Ph.D. and Paul Truex as Class II directors to hold office until the 2015 Annual Meeting of Stockholders; and

(2) ratified the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012.

The following sets forth detailed information regarding the final results of the voting for the Annual Meeting:

Proposal 1. Election of Directors

Name	Votes For	Votes Withheld	Broker Non-Votes
David S. Kabakoff, Ph.D.	29,065,832	79,173	5,036,894
Risa Stack, Ph.D.	29,053,894	91,111	5,036,894
Paul Truex	29,063,052	81,953	5,036,894

Proposal 2. Ratification of the selection of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions	Broker Non-Votes
34,158,799	20,042	3,058	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Trius Therapeutics, Inc.

Dated: May 23, 2012	By:	/s/ John P. Schmid
	Name:	John P. Schmid
	Title:	Chief Financial Officer